                                                                  Exhibit 10.11

                           NONCOMPETITION AGREEMENT
                           ------------------------


     This Noncompetition Agreement is made and entered into by and between Direct Hit Technologies, Inc.( the "Company") and Michael Cassidy ("Employee") as of July 16, 1999.

                                   RECITALS
                                   --------

     A. Concurrently herewith, the Company will issue to certain purchasers (the "Investors") shares of its Series C Preferred Stock pursuant to a Series C Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement").

     B. The obligations of the Company and the Investors under the Stock Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Employee.

     C. Employee is currently an employee of the Company, holds a substantial amount of the outstanding securities of the Company and has special knowledge concerning the Direct Hit Business (as defined in APPENDIX 1 to this Agreement). Therefore, as an inducement to the Investors to enter into the Stock Purchase Agreement and purchase shares of the Company's Series C Preferred Stock, Employee has agreed to enter into this Agreement and refrain from competing with the Direct Hit Business for a reasonable period of time in order that the Investors may obtain the contemplated benefits from their investment in the Company.

     NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, Employee and the Company agree as follows:

                                   AGREEMENT
                                   ---------

     1. NON-COMPETITION AGREEMENT. Employee hereby agrees that during his employment with the Company and for a period of twelve (12) months after the date that his employment by the Company has terminated (the "Termination Date"), he will not directly or indirectly engage in any business (whether as a proprietor, partner, joint venture, employer, agent, employee, consultant, officer, or beneficial owner of any interest in any association (other than the Company or any of its subsidiaries)) or be connected in any manner with any business which is competitive with the Direct Hit Business. Notwithstanding the foregoing, Employee is permitted to own, individually, as a passive investor, up to one percent (1%) interest in any publicly traded company. It is the desire and intent of the parties to this Agreement that the terms and provisions of this Section 1 be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this Section 1 shall be adjudicated to be invalid or unenforceable, this
Section 1 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of this Section 1 in the particular jurisdiction in which such adjudication is made.

     2. AMENDMENT. No provision of this Agreement may be waived, altered or amended, except by a written instrument signed by all of the parties to this Agreement; PROVIDED, HOWEVER that the Board of Directors of the Company has the right to reasonably amend or modify the definition of the Direct Hit Business contained in Appendix 1 attached hereto without the consent of the Employee. Any such amendment or modification shall be deemed reasonable on its face if approved by 2/3rds of the disinterested members of the Board of Directors, and provided further that the absence of such super-majority vote shall not be presumed to indicate the unreasonableness of any amendment or modification approved by at least a majority of the Board of Directors. Upon the effectuation of such an amendment to this Agreement by the Board of Directors, the Company shall promptly give written notice thereof to the Employee.

     3. INTERPRETATION. Employee and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware without giving effect to its conflict of laws provisions.

     4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Employee, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

     5. COUNTERPARTS. This Agreement may be executed in counterpart copies, all of which when taken together shall be deemed to constitute one and the same instrument.

     6. NO REPRESENTATIONS. Employee acknowledges that he is not relying, and has not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

     7. VALIDITY. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


EMPLOYEE                                    DIRECT HIT TECHNOLOGIES, INC.


 /s/ Michael Cassidy                        By:  /s/ Michael Cassidy
----------------------------------             -------------------------------
                                            Its: CEO
                                                ------------------------------
Date:     7/15/99                           Date:   7/15/99
     -----------------------------               -----------------------------

                                 APPENDIX 1
                                 ----------

                      DESCRIPTION OF DIRECT HIT BUSINESS

     Direct Hit Business is providing Internet search results to other firms and providing Interest shopping results to other firms.